SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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GUILFORD PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 11, 2003

Dear Stockholders,

      You are invited to attend our Annual Meeting of Stockholders, on May 13, 2003, at 10:00 am, local time, at our research and development facility at 6411 Beckley Street, Baltimore, Maryland 21224.

      Stockholders of record can vote their shares by completing the enclosed proxy card and returning it promptly in the pre-addressed, postage paid envelope provided. This will allow your shares to be voted whether or not you plan to attend the meeting. If you plan to attend the meeting, please check the appropriate box on your proxy card. Our research and development facility is handicapped accessible. Additionally, if you need any other special accommodations, please indicate those on your proxy card.

      Thank you for your continued support.

Sincerely,

Craig R. Smith, M.D.
Chairman of the Board, President
and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Please vote by signing, dating and returning

the enclosed proxy card

GUILFORD PHARMACEUTICALS INC.

6611 Tributary Street
Baltimore, Maryland 21224
April 11, 2003

NOTICE OF MEETING

       The Annual Meeting of Stockholders of Guilford Pharmaceuticals Inc. will be held on Tuesday, May 13, 2003, at 10:00 a.m., local time, at the Company’s research and development facility at 6411 Beckley Street, Baltimore, Maryland 21224. The items of business for the meeting are:

1.	The election of directors to serve on the Company’s Board of Directors for a term of one year and until their successors are elected and qualified;

2.	The ratification of the selection of KPMG LLP as the Company’s independent auditor for 2003; and

3.	Such other business that may properly come before the meeting.

      These items of business are described in more detail in the attached proxy statement. Only stockholders of record at the close of business on March 21, 2003 (the “Record Date”), are entitled to vote at the meeting, or any adjournment thereof.

Asher M. Rubin
Vice President, Deputy General Counsel and Secretary

      All stockholders as of the Record Date, or their duly appointed proxies may attend the meeting, and each stockholder may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., local time, and seating will begin at 9:00 a.m., local time. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

      This Notice, Proxy Statement and the enclosed Annual Report, which includes consolidated financial statements, are being mailed beginning on or about April 11, 2003, to stockholders entitled to vote.

TABLE OF CONTENTS

1. ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR	3

General Information:

Board of Directors	7

Committees of the Board	7

Other Relationships	9

Directors’ Compensation	9

Section 16(a) Beneficial Ownership Reporting Compliance	10

Beneficial Ownership of Common Stock	11

Executive Compensation:

Report on Executive Compensation	13

Stock Performance Chart	17

Summary Compensation Table	17

Option Grants	19

Option Exercises and Holdings	20

Employment Agreements	20

401(k) Retirement Savings Plan	21

Employee Share Option and Restricted Share Plans	21

Key Person Life Insurance	22

Compensation Committee Interlocks and Insider Participation	22

Report of the Audit Committee of the Board of Directors	23

Independent Public Accountants	24

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	25

Stockholder Proposals	26

Other Matters	26

Proxies and Voting at the Meeting	27

Appendix A – Audit Committee Charter	A-1

1. Election of Directors for a Term of One Year

       Our entire Board of Directors is elected each year at the annual meeting. Each director serves for one year and until a successor director is elected and qualified. Each of the nominated directors agrees to serve if elected. However, if for some reason one or more of them is unable to accept nomination or election, we intend to vote proxies for the election of a nominee or nominees designated by the Board of Directors, unless the Board reduces the total number of directors on the Board or decides to fill the vacant position at a later time. Our Board of Directors currently consists of nine directors and each of our nine current directors is standing for reelection. The Board of Directors recommends that you vote “FOR” each of the nominees for director.

      Information for each nominee, including biographical information for at least the past five years, is set forth below:

Craig R. Smith, M.D. Age 57	Dr. Smith is Chairman of the Board of Directors, President and Chief Executive Officer of Guilford Pharmaceuticals Inc. He is also a member of the Board’s Science Committee and New Hire Option Committee. Dr. Smith joined Guilford as a director at Guilford’s inception in July 1993. Dr. Smith was elected President and Chief Executive Officer in August 1993 and was elected Chairman of the Board in January 1994. Prior to joining Guilford, Dr. Smith was senior vice president for business and market development at Centocor, Inc. (a biotechnology company). Dr. Smith joined Centocor in 1988 as vice president of clinical research after serving on the faculty of the Department of Medicine at Johns Hopkins Medical School for 13 years. Dr. Smith received his M.D. from the State University of New York at Buffalo in 1972 and received training in Internal Medicine at Johns Hopkins Hospital from 1972 to 1975.

George L. Bunting, Jr. Age 62	Mr. Bunting is Chairman and Chief Executive Officer of Bunting Management Group. Since 1991, he has been President and Chief Executive Officer of Bunting Management Group. Mr. Bunting has been a Guilford director since May 1996, and he is Chairman of the Board’s Compensation Committee and a member of the Board’s Nominating Committee. He is the former Chairman of the Board and Chief Executive Officer of the Noxell Corporation (a Procter & Gamble Company as of November 1989). Mr. Bunting joined Noxell Corporation in 1966 as a product manager. In 1968, he was elected to the Board of Directors of Noxell. In March 1970, he was elected to the position of executive vice president and served as president and chief executive officer from November 1973 until April 1986, when he became chairman and chief executive officer. Mr. Bunting is a director of Mercantile Bankshares Corporation, Baltimore Equitable Insurance Company and Mercantile Safe Deposit and Trust Company. He served as chairman of the Board of Trustees of Johns Hopkins University, Johns Hopkins Health System, and Johns Hopkins Hospital from 1994 until 1998 and for Johns

Hopkins Medicine from 1996 until 1998. Mr. Bunting continues to serve as a trustee for these institutions.

Joseph R. Chinnici Age 48	Mr. Chinnici is Senior Vice President, Finance and Chief Financial Officer of CIENA Corporation, an optical networking systems and software services provider to the telecommunications industry. Mr. Chinnici joined Guilford’s Board in February 2003, and is a member of the Board’s Audit Committee. Mr. Chinnici has held his current position with CIENA since August 1997. From May 1995 to August 1997, Mr. Chinnici served as CIENA’s Vice President, Finance and Chief Financial Officer. Mr. Chinnici joined CIENA in September 1994 as its Controller. Mr. Chinnici serves on the Board of Directors for TR Systems and holds a B.S. degree in accounting from Villanova University and an M.B.A. from Southern Illinois University.

Barry M. Fox Age 59	Mr. Fox is a partner at the law firm of Cleary, Gottlieb, Steen & Hamilton, an international law firm based in New York City. Mr. Fox joined Guilford’s Board in September 2002. Mr. Fox joined Cleary, Gottlieb in 1974 and became a partner in 1981. Mr. Fox received a J.D. degree, cum laude, in 1969 from Harvard Law School, where he was editor of the Harvard Law Review from 1967 to 1969. He received an undergraduate degree from Johns Hopkins University in 1965.

Joseph R. Klein, III Age 42	Mr. Klein is Managing Director of Gauss Capital Advisors, LLC, a financial and investment advisory firm, which he founded in 1998. Mr. Klein has been a Guilford director since August 1998, and is a member of the Board’s Science and Audit Committees. From June 2001 to June 2002, Mr. Klein served as a Venture Partner of MPM Capital, one of the largest health care venture capital firms in the world. From June 1999 through September 2000, Mr. Klein had been Vice President of Strategy for Medical Manager Corporation, a physician office management information systems venture. From June 1998 to June 1999, Mr. Klein served as Health Care Investment Analyst for the Kaufmann Fund. From 1995 to 1998, Mr. Klein was Portfolio Manager and Chairman of the investment advisory committee of T. Rowe Price Health Sciences Fund, Inc. From 1989 to 1998, Mr. Klein served as Vice President and Health Care Investment Analyst for T. Rowe Price Associates, Inc., an investment management firm. He holds an M.B.A. from the Stanford Graduate School of Business and a B.A. in economics from Yale University. Mr. Klein is a director of NPS Pharmaceuticals, Inc.

Elizabeth M. Greetham Age 53	Ms. Greetham is Chairman of the Board of Directors and Chief Executive Officer of DrugAbuse Sciences, Inc. She joined Drug Abuse Sciences as its Chief Financial Officer in June 1999, and in August 2000, she was named its Chief Executive

Officer. Ms. Greetham has been a Guilford director since November 1995. She is a member of the Board’s Compensation Committee. From 1992 to 1999, Ms. Greetham was portfolio manager of WPG Life Sciences Fund, L.P. and WPG Institutional Life Sciences Fund, L.P. From 1990 through 1999, she was involved in health care investments for institutional, growth and individual high net worth accounts at Weiss, Peck & Greer, L.L.C. Ms. Greetham is a director of Stressgen Biotechnologies Corporation.

Ronald M. Nordmann Age 61	Mr. Nordmann is Co-President of Global Health Associates, LLC (a consulting firm to life sciences companies). Mr. Nordmann joined the Guilford Board in May 2000, and is Chairman of the Board’s Audit and Nominating Committees. Mr. Nordmann has held his current position with Global Health Associates since October 2000, and prior to that was a private investor from January 2000 through October 2000. From September 1994 until January 2000, Mr. Nordmann was a partner at Deerfield Management, a health care investment management firm where he served as a portfolio manager of a $1.2 billion health care sector fund. Prior to joining Deerfield Management, Mr. Nordmann was a Managing Director and the Senior Health Care Analyst at PaineWebber Incorporated (a broker dealer) for approximately nine years. Mr. Nordmann has over 25 years experience in investment management specializing in the pharmaceutical industry. He received his B.A. in Business and Industrial Management from The Johns Hopkins University in 1963 and his MBA in Finance and Marketing from Fairleigh Dickinson University in 1966. Mr. Nordmann is a director of Shire Pharmaceuticals Group plc, Neurochem, Inc., and Pharmaceutical Resources, Inc.

Solomon H. Snyder, M.D. Age 64	Dr. Snyder is Director of the Department of Neuroscience at Johns Hopkins Medical School and its Distinguished Service Professor of Neuroscience, Pharmacology and Molecular Sciences, and Psychiatry. Dr. Snyder has been a Guilford director since Guilford’s inception in July 1993 and has been a consultant to the Company since August 1993. Dr. Snyder has held his current position with Johns Hopkins Medical School since 1980. Dr. Snyder is Chairman of the Board’s Science Committee. Dr. Snyder received his M.D. in 1962 from Georgetown Medical School, trained as a research associate with Julius Axelrod at the National Institute of Mental Health and completed his psychiatry residency at Johns Hopkins Hospital. Dr. Snyder has received a number of awards including the Albert Lasker Award in Basic Biomedical Research, the Wolf Prize and the Bower Award. He is a member of the U.S. National Academy of Sciences, the Institute of Medicine and the American Academy of Arts and Sciences. Dr. Snyder is a director of Scios Inc.

W. Leigh Thompson, M.D. Age 64	Dr. Thompson is President and Chief Executive Officer of Profound Quality Resources, Ltd. (an independent consulting firm advising clients in the pharmaceutical industry). Dr. Thompson has been a Guilford director since April 1995, and is a member of the Board’s Science and Compensation Committees. Dr. Thompson has held his current position with Profound Quality Resources, Ltd. since 1995. Dr. Thompson joined Eli Lilly in 1982 and was appointed executive vice president for research in 1991 and chief scientific officer in 1993. Dr. Thompson retired from Eli Lilly in December 1994. Dr. Thompson is Chairman of the Board of Directors of Inspire Pharmaceuticals, Inc., and is a director of DepoMed, Inc., La Jolla Pharmaceutical Co., Medarex, Inc., Bioanalytical Systems, Inc., Diabetogen Biosciences, Inc. and Sontra Medical Corporation.

GENERAL INFORMATION

Board of Directors

      The Board of Directors held 5 meetings during 2002. All of our directors attended at least 75% of these meetings, as well as meetings of the committees on which they serve.

Committees of the Board

      Our Board has five standing committees: the Audit Committee; the Compensation Committee; the New Hire Option Committee; the Nominating Committee; and the Science Committee.

      Audit Committee. The Audit Committee has three members and serves the functions set forth in the following table. The Board has adopted a written charter for the Audit Committee, which was amended in February 2003. The charter, as amended, is included as Appendix A to this proxy statement. All of the members of the Audit Committee are independent, within the meaning of the Nasdaq Stock Market listing standard. The Audit Committee’s report is included in this proxy statement.

		Number of Audit
		Committee Meetings in
Audit Committee Members	Audit Committee Functions	2002
Ronald M. Nordmann (Chairman) Joseph R. Chinnici* Joseph R. Klein, III *Mr. Chinnici joined our Board and the Audit Committee in February 2003. During fiscal 2002 and prior to Mr. Chinnici joining the Board, Mr. Bunting served on the Audit Committee	• Monitors the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance
• Hires, fires, compensates, oversees and monitors the independence and performance of our independent auditors
• Approves in advance all audit services and permissible non-audit services to be performed by our independent auditors.
• Ensures an adequate level of communication is established and maintained among the independent auditors, management, and the Board of Directors (including the Audit Committee)
	• Establishes and implements procedures for confidential communications for “whistleblowers” and others with accounting concerns	8

      Compensation Committee. The Compensation Committee has three members and serves the functions set forth in the following table.

		Number of
		Compensation
		Committee Meetings
Compensation Committee Members	Compensation Committee Functions	in 2002
George L. Bunting, Jr. (Chairman) Elizabeth M. Greetham W. Leigh Thompson, M.D., Ph.D.	• Establishes compensation of the Chief Executive Officer and other executive officers • Prepares an annual report to stockholders on executive compensation practices • Administers employee stock option plans and such other plans as we may adopt from time to time • Approves and establishes policies with regard to company salary, incentive, equity and other compensation programs • Approves transactions, if any, between us and our directors or executive officers	2

      New Hire Option Committee. The New Hire Option Committee has one member and serves the functions set forth in the following table. The New Hire Option Committee does not have meetings, but instead acts by written consent. During 2002, the New Hire Option Committee granted a total of 164,150 options to 37 newly hired employees, and 3,500 options to 3 employees who were promoted from non-exempt to exempt status.

		Number of Actions taken
New Hire Option		by New Hire Option
Committee Member	New Hire Option Committee Functions	Committee in 2002
Craig R. Smith, M.D. David P. Wright* *Mr. Wright resigned as a member of our Board in February 2003.	• Authorizes grants of options to purchase our common stock to newly hired employees (which grants may not exceed 50,000 shares to any newly hired employee without the concurrence of the Chairman of the Compensation Committee) • Authorizes grants of options to purchase our common stock to existing employees being promoted from non-exempt to exempt status	8

      Nominating Committee. The Nominating Committee has two members and serves the functions set forth in the following table. The Nominating Committee will consider candidates for election to the Board of Directors proposed by stockholders. Any such proposals should be made in writing to Guilford Pharmaceuticals Inc., 6611 Tributary Street, Baltimore, Maryland 21224, Attention: Corporate Secretary.

		Number of Nominating
		Committee Meetings in
Nominating Committee Members	Nominating Committee Functions	2002
Ronald M. Nordmann (Chairman) George L. Bunting, Jr.	• Considers and makes recommendations to the independent directors regarding those persons deemed to be suitable for nomination as the Board’s nominees for election to the Board of Directors. • As vacancies on the Board of Directors occur, proposes persons for election to fill such vacancies.	2

      Science Committee. The Science Committee has four members and serves the functions set forth in the following table.

		Number of Science
		Committee Meetings in
Science Committee Members	Science Committee Functions	2002

Solomon H. Snyder, M.D. (Chairman) Joseph R. Klein, III Craig R. Smith, M.D. W. Leigh Thompson, M.D., Ph.D. David P. Wright* *Mr. Wright resigned as a member of our Board of Directors in February 2003	• Advises the President and Chief Executive Officer of the Company regarding future research and development efforts • Engages consultants to advise the committee in its review of the Company’s research and development programs • Conducts peer review of the Company’s research and development projects	2

Other Relationships

      We have a three-year consulting agreement with Solomon H. Snyder, M.D., which expires in August 2003. Under this agreement, Dr. Snyder provides certain consulting services to us. These services include, among others, assisting us to recruit scientific staff, advising us as to the purchase of laboratory equipment and acquisition of new technologies, and participating in business meetings as our President and Chief Executive Officer may reasonably request from time to time. For each of the one-year periods ending on December 31, 2000, 2001 and 2002, we paid Dr. Snyder $213,333, $223,333, and $233,333, respectively. We paid these amounts in equal monthly installments. As mentioned below, in the section entitled “Directors’ Compensation,” Dr. Snyder also received options to purchase our common stock for his service as a director.

Directors’ Compensation

      We do not pay directors who are also employees of Guilford (currently, Dr. Smith is the only employee of Guilford who is also a director) for serving on the Board or any committee. We paid all non-employee directors an annual retainer of $12,500 and $1,500 for each Board meeting attended in 2002. The Board also established compensation for members of the Audit Committee and Compensation Committee at $500 for each meeting attended. Members of the Science Committee receive $7,500 for each meeting attended. In addition, Dr. Snyder has a consulting agreement with Guilford (see the section above, entitled “Other Relationships”), and, except as described below, does not receive any compensation for his service on the Board or any committee.

      We reimburse each director, whether an employee or not, for expenses of attending Board and committee meetings.

      Upon joining our Board of Directors, each director receives an option to purchase 30,000 shares of our common stock. Prior to May 2002, that option was granted under our Directors’ Stock Option Plan (the “Directors’ Plan”), which was adopted in 1994. In May 2002, we adopted the 2002 Stock Option and Incentive Plan (the “2002 Plan”), and terminated the Director’s Plan with respect to any future options grants. Beginning in May 2002, therefore, upon joining our Board, directors receive the option from the 2002 Plan. Thereafter, each eligible director receives additional options to purchase 7,500 shares of our common stock, immediately following each annual election of directors so long as he or she has served on the Board for at least one full year and continues to serve as a director on the grant date. Directors may exercise these options for up to one-half of the shares covered on the first anniversary of the date of the grant. The remaining 50% vests on the second anniversary date. Once vested, directors may exercise these options for up to 10 years from the initial option grant date.

      Dr. Snyder did not participate in the Directors’ Plan; and therefore, did not receive the option to purchase 30,000 shares of our common stock. Since 1999, however, the Board has granted Dr. Snyder additional options to purchase 7,500 shares of our common stock, immediately following his re-election to our Board. Dr. Snyder’s options vest and are exercisable in the same manner as the other directors’ options.

      Dr. Smith, as an employee-director, does not receive stock option grants for serving as a director of Guilford, although he is eligible to receive stock options as an employee of Guilford. See the section entitled “Option Grants” on page 19.

      Options issued to directors are considered “non-qualified” stock options for tax purposes, meaning that directors may be subject to certain federal and state taxes at the time they exercise these options. The exercise price of options we grant is equal to the closing price of our stock (as reported on the Nasdaq Stock Market) on the day immediately prior to the date we grant the options.

      A director may also transfer these options to his or her spouse, children or grandchildren (and certain trusts for the benefit of these family members or partnerships in which such family members are the only partners) so long as he or she receives no payment for that transfer. In addition, these immediate family members (or their trusts or partnerships) may transfer options among themselves so long as no amounts are paid for these transfers. A director may also transfer these options following his or her death by will or the laws of descent and distribution.

Section 16(a) Beneficial Ownership Reporting Compliance

      For 2002, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

BENEFICIAL OWNERSHIP OF COMMON STOCK

       The following table shows the beneficial ownership of our common stock as of March 21, 2003 of each nominee for director, the five executive officers shown in the Summary Compensation Table on page 17, and all of our directors and executive officers as a group. The table also lists those stockholders that beneficially hold 5% or more of our common stock as of March 21, 2003.

		Right to Acquire
		within 60 days of
		April 1, 2003,
		upon the exercise	Percent of
Name	Owned(1)	of stock options	Outstanding Shares

Arnold H. Snider, Deerfield Capital, L.P., Deerfield Management Company, Deerfield International Limited (2)	1,920,000		6.42%
T. Rowe Price Associates, Inc. (3)	1,734,000	—	5.80%
Durus Capital Management (4)	1,508,381	—	5.04%
Craig R. Smith	358,480	458,481	2.73%
John P. Brennan	85,451	211,923	*
Andrew R. Jordan	120,008	213,414	1.11%
Thomas C. Seoh	35,898	196,747	*
Nancy J. Linck, Ph.D.	15,125	54,561	*
George L. Bunting, Jr. (5)	665,150	71,250	2.46%
Elizabeth M. Greetham	2,952	71,250	*
Joseph Klein, III	11,900	48,750	*
Solomon H. Snyder	662,193	116,250	2.60%
W. Leigh Thompson	24,705	78,750	*
Ronald M. Nordmann	5,000	41,250	*
Barry M. Fox	22,500	—	*
Joseph R. Chinnici	—	—	*
All 15 officers and directors as a group	7,220,147	1,774,316	30.06%

*	Represents less than 1% of the shares outstanding.

(1)	Includes shares for which the named person:

•	has sole voting and investment power,

•	has shared voting and investment power with a spouse or minor child, and/or

•	holds in a 401(k) Retirement Savings Plan account or other qualified retirement account, unless otherwise stated in these footnotes.

(2)	The address of this stockholder is 780 Third Avenue, 37th Floor, New York, NY 10017. The information concerning this stockholder is based solely on a Schedule 13G, dated January 29, 2003, filed with the SEC.

(3)	The address of this stockholder is 100 E. Pratt Street, Baltimore, Maryland 21202. The information concerning this stockholder is based solely on a Schedule 13G, dated February 14, 2003, filed with the SEC.

These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	The address of this stockholder is 20 Marshall Street, Suite 320, South Norwalk, CT 06854. The information concerning this stockholder is based solely on a Schedule 13G, dated August 13, 2002, filed with the SEC.

(5)	Includes 650,000 shares held by The Abell Foundation, Inc., for which Mr. Bunting disclaims a beneficial interest. Mr. Bunting serves as a trustee and a member of the finance committee of The Abell Foundation. Does not include 3,500 shares held by a limited liability company for which Mr. Bunting disclaims beneficial interest except as to his 1% pecuniary interest in the limited liability company.

EXECUTIVE COMPENSATION

Report on Executive Compensation

      The Compensation Committee of the Board is currently comprised of Mr. Bunting, Ms. Greetham and Dr. Thompson, all of whom are outside directors. The Committee is responsible for overseeing Guilford’s compensation programs for all employees. The Committee is also responsible for establishing the compensation of the Company’s executive officers.

Compensation Philosophy

      The goals of our compensation program are to:

•	align employee compensation with Guilford’s business objectives and performance, and

•	enable Guilford to attract and retain executive officers and other employees who contribute to Guilford’s long-term success and to motivate them to enhance long-term stockholder value.

      To achieve these goals, the committee:

•	compares Guilford’s salary practices with those of other biopharmaceutical companies with which Guilford competes for talent to ensure that employee salaries are competitive and adjust employee salaries from time to time as market conditions warrant;

•	establishes annual incentive opportunities to motivate Guilford employees to achieve specific short-term operating goals; and

•	grants significant equity-based incentives to executives and other employees to ensure that they are motivated over the long-term to respond to Guilford’s business challenges and opportunities, as owners and not simply as employees.

      In general, we seek to set the components of compensation and total compensation (that is, base salary, annual incentives and long-term equity-based incentives) to be competitive with other biopharmaceutical companies that:

•	we deem comparable to Guilford in terms of size, stage of development, potential, target peer group and/or other factors, or

•	compete in the job market for individuals with skills desired by Guilford.

      Base Salary. The committee compares the base salary of each executive officer annually, including those of the executives listed in the “Summary Compensation Table” on page 17, against the base salaries paid for similar positions by companies within a comparison group. The Committee considers a range of salary levels for comparable positions. Within this range, the Committee considers individual factors it deems appropriate, including:

•	individual performance,

•	level of responsibility,

•	prior experience,

•	breadth of knowledge,

•	competitive pay practices,

•	the extent to which Guilford has achieved its annual corporate objectives, and

•	Guilford’s other significant accomplishments and business priorities during the period under review.

      From year to year, the relative weighting of the individual components and the corporate performance component may differ from, and can be expected to change over time as Guilford develops as a business and the industry evolves.

      For 2003, the Committee maintained the compensation of the Company’s executives at 2002 levels, except that Mr. Jordan’s salary was increased in connection with his promotion to Executive Vice President. The Committee did however authorize Company management to allocate $536,689 for base salary increases for Guilford employees other than the Company’s executives. This amount represents a 3.37% increase over 2002 base salary levels.

      Annual Incentive. In addition to base salary, Guilford offers discretionary cash bonuses to employees, including executives, as annual incentives to achieve short-term operating objectives. The actual incentive award earned by any employee depends on the extent to which corporate and individual performance objectives were achieved during the year and also depends upon the business’ priorities at the time the decision is made whether or not to award an incentive. Guilford’s objectives consist of operating, strategic, and financial goals that are critical to Guilford’s fundamental long-term goal of building stockholder value.

      Performance objectives are established at the beginning of each year. After the end of the year, we evaluate Guilford’s business priorities and the degree to which Guilford has met its goals. In our sole discretion, we establish a pool of funds available for annual incentive awards. Individual awards are determined based on Guilford’s overall performance and by evaluating each participant’s performance against personal and corporate objectives. A portion of the award pool is then allocated based on the participant’s contributions during the year. Guilford pays awards in cash and distributes these bonuses in the first quarter following the performance year.

      For 2002, Guilford met a number of the corporate goals, including the following:

•	Completed Phase I evaluation of AQUAVANTM Injection;

•	Completed preliminary analysis of the first Phase II trial of GPI 1485 in Parkinson’s disease;

•	Completed pre-clinical evaluation of GPI 1485 in models of peripheral nerve crush;

•	Initiated a second Phase II trial of GPI 1485 in Parkinson’s disease; and

•	Selected second generation NAALADase inhibitor compound for clinical development.

      Unfortunately, during 2002 Guilford also had some disappointments, specifically, GLIADEL® Wafer was not approved for first-line therapy in the United States (approval, however, was obtained in February 2003), sales of GLIADEL® Wafer for the year were approximately $14.5 million (versus $20.4 million the prior year), and the Company did not complete a corporate partnership for its NAALADase inhibitor technology.

      Based on the Committee’s assessment of the Company’s performance in 2002, we did not authorize any annual incentive bonuses for the Company’s executives. We did, however, authorize Company management to allocate $700,000 as annual incentive bonuses for Company employees other than the Company’s executives.

      Long-Term Incentives. Guilford implements its long-term incentive program through its stock option and restricted share plans. The program uses vesting periods (generally four years) to encourage executives and other full-time, salaried employees to continue in the employ of Guilford. Through option grants and restricted share awards, executives receive equity incentives to build long-term stockholder value. Grants are made at fair market value equal to the closing price of Guilford’s common stock on the trading date immediately preceding the grant date. Recipients realize value from these grants only if Guilford’s stock appreciates over the term of the option. The Committee looks at the following factors to determine how many options to grant:

•	the option grant practices of the companies in a comparison group,

•	Guilford’s philosophy of significantly linking executive and employee compensation with stockholder interests,

•	Guilford’s performance relative to its objectives, and

•	Guilford’s other accomplishments during the year.

      Based on these factors, in respect of performance in 2002 and the Board of Directors continued faith in the Company’s management to accomplish the Company’s goals, the Committee authorized the award of a total for 654,432 shares of Guilford stock for all eligible employees, excluding the chief executive officer. Of this amount, the Committee granted options to purchase 370,000 shares of stock to Guilford’s executives, again excluding the chief executive officer. The Committee believes that by providing these executives with options, they have a strong interest in increasing shareholder value. In addition, the use of equity awards provides the Committee a means to reward performance while preserving cash for other liquidity needs. The Committee exercises subjective judgment and discretion in applying the above criteria and its general compensation objectives and policies to determine individual equity awards.

Chief Executive Officer Compensation

      In July 1993, Dr. Smith was recruited as Guilford’s first employee and given the mandate to organize its operations, secure additional financing and recruit its initial staff. The Compensation Committee’s general philosophy in establishing Dr. Smith’s salary is the same as the compensation philosophy used for establishing the compensation of all other executive officers. In addition, the Compensation Committee’s approach is to have a large percentage of Dr. Smith’s total compensation based on certain performance criteria and the achievement of corporate goals. Based on the Company’s performance in 2002, the Committee decided to maintain Dr. Smith’s annual base salary at $540,000, and did not award him a cash bonus.

      For his performance and leadership in 2002, as a means of providing a long-term incentive to Dr. Smith, Dr. Smith was granted an option to purchase 100,000 shares of Guilford’s common stock at an exercise price of $2.99 (the closing price of the stock on the trading day preceding the grant), vesting 25% on the first anniversary of the grant date, and in 36 equal monthly installments thereafter. The Committee determined that the use of an option for Dr. Smith rewards him for his performance while at the same time provides an incentive to him to remain with the Company and encourages him to focus on both obtaining and maintaining long-term corporate performance.

Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code limits tax deductions Guilford can take for annual executive compensation over $1.0 million. There are several exceptions to this limitation,

including one for qualified performance-based compensation. To be qualified, performance-based compensation must meet various requirements, including shareholder approval. Under Guilford’s current compensation practices, the limitations of Section 162(m) have no or minimal applicability currently and will not in the near future. We intend to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) as long as doing so is compatible with our determination as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of Guilford.

Conclusion

      In summary, we believe that through the arrangements we describe above a significant portion of Guilford’s compensation program as well as Dr. Smith’s compensation is contingent on Guilford’s performance and that the level of benefits is closely linked to increases in long-term stockholder value. Guilford remains committed to this philosophy of “pay for performance,” recognizing that the competitive market for talented executives and other employees and the volatility of Guilford’s business may result in highly variable compensation for a particular time period. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in Guilford’s business environment.

      This report is being provided to Guilford stockholders for informational purposes. You should not consider this report and the stock price performance chart that follows to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the SEC’s proxy rules or to the liabilities of Section 18 of the U.S. Securities Exchange Act of 1934. In addition, the report and the performance graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by Guilford under the federal securities laws.

COMPENSATION COMMITTEE George L. Bunting, Jr. (Chairman) Elizabeth M. Greetham W. Leigh Thompson, M.D., Ph.D.

STOCK PERFORMANCE CHART

       The following graph compares the five-year cumulative return for our Common Stock with the NASDAQ Stock Market Composite Index and the BioCentury 100 Index. The graph assumes $100 invested on December 31, 1997, in our Common Stock and $100 invested at that same time in either of the two indexes. The comparison assumes that all dividends are reinvested. You should not rely on historical price performance to indicate future stock performance.

Guilford Pharmaceuticals Inc.

Stock Performance Chart

	Guilford Pharmaceuticals		NASDAQ Stock Market
	Inc.	Biocentury 100 Index	Composite Index

12/31/97	100.00	100.00	100.00
12/31/98	70.81	143.12	109.68
12/31/99	84.47	269.24	217.20
12/31/00	89.44	163.46	301.25
12/31/01	59.63	131.49	214.33
12/31/02	19.78	88.36	107.75

Summary Compensation Table

      The following table summarizes the compensation of our Chief Executive Officer and our four most highly compensated executive officers as of December 31, 2002, and of David P. Wright, our former director, President and Chief Business Officer, who resigned from the Company in December 2002.

				Long-Term
				Compensation

	Annual Compensation			Awards

				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	Compensation($)(1)

Craig R. Smith, M.D.	2002	$533,333	$—	100,000	$9,330
Chairman, President and	2001	483,333	210,000	150,500	95,504
Chief Executive Officer	2000	395,000	250,000	125,000	94,374
Andrew R. Jordan	2002	266,821	—	50,000	6,471
Executive Vice President,	2001	254,371	64,000	50,500	26,358
Chief Financial Officer and Treasurer	2000	238,625	96,000	40,000	30,760
John P. Brennan	2002	271,391	—	40,000	9,260
Senior Vice President,	2001	257,816	63,000	40,500	41,834
Technical Operations	2000	240,542	120,000	50,000	39,444

				Long-Term
				Compensation

	Annual Compensation			Awards

				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	Compensation($)(1)

Thomas C. Seoh	2002	268,633	—	40,000	5,253
Senior Vice President,	2001	254,000	74,000	50,500	15,934
Corporate and Commercial Development	2000	237,916	96,000	40,000	17,672
and Strategic Planning
Nancy J. Linck, Ph.D.	2002	244,375	—	40,000	8,080
Senior Vice President & General	2001	225,000	44,000	40,000	4,962
Counsel	2000	195,189	70,000	35,500	10,644
David P. Wright	2002	332,000	—	—	4,500
President and Chief Business	2001	320,000	90,000	80,500	4,134
Officer (2)	2000	71,231	—	175,000	—

(1)	Represents the value of shares as of December 31st of the year issued (i.e., 2000, 2001 and 2002) to the 401(k) Plan account of each executive listed above as part of Guilford’s program of matching employee contributions to 401(k) Plan accounts. For 2002, the value of these shares is based on a closing price of $3.98 per share on December 31, 2002. The value of the company match in 2001 was as follows: Dr. Smith — $5,500; Mr. Wright — $4,500; Mr. Brennan — $3,963; Mr. Jordan — $4,200; Dr. Linck — $6,000 and Mr. Seoh — $5,250. These contributions vest in each executive’s 401(k) Plan account over a four-year period based on each executive’s term of service with Guilford. In addition, the amounts for 2000, 2001 and 2002 include the dollar value of insurance premiums paid by Guilford with respect to split-dollar life insurance policies. At such time as these policies terminate, Guilford will be reimbursed for up to the entire amount of the premiums previously paid, depending on the cash surrender value of the policy at the time of policy termination. In 2002, the Company ceased making contributions to the split-dollar life insurance policies on behalf of the executives.

(2)	Mr. Wright resigned from Guilford in December 2002. Mr. Wright’s salary on an annualized basis for 2000 was $320,000. Included in his salary for 2000, is a $30,000 signing bonus paid to Mr. Wright upon commencement of his employment with the Company in November 2000.

Option Grants

      The following table sets forth certain information concerning the grant of stock options to our executives in 2002:

Option Grants In Last Fiscal Year

	Individual Grants
					Potential Realizable
	Number	Percentage			Value at Assumed
	of	of Total			Annual Rates of
	Securities	Options			Stock Price
	Underlying	Granted to			Appreciation for
	Options	Employees in	Exercise or		Option Term(3)
	Granted(#)	Fiscal Year	Base Price	Expiration
Name and Position	(1)	(%)	($)(2)	Date	5%($)	10%($)

Craig R. Smith, M.D.	100,000	7.12%	$2.99	2/18/13	$188,039	$476,529
Andrew R. Jordan	50,000	3.56	2.99	2/18/13	$94,020	$238,264
John P. Brennan	40,000	2.85	2.99	2/18/13	$75,216	$190,612
Thomas C. Seoh	40,000	2.85	2.99	2/18/13	$75,216	$190,612
Nancy J. Linck, Ph.D.	40,000	2.85	2.99	2/18/13	$75,216	$190,612
David P. Wright (4)	—	—	—	—	—	—

(1)	Consists of options granted in February 2003 relating to performance in 2002. These options vest 25% on the first anniversary of the grant date of the option and thereafter the remaining options vest in 36 equal monthly installments.

(2)	The exercise prices are equal to the fair market value of the common stock on the date of grant.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by the rules of the Securities and Exchange Commission and may not accurately reflect the appreciation of the price of our common stock from the date of grant until the end of the option term. These assumptions are not intended to forecast future price appreciation of our common stock.

(4)	Mr. Wright resigned from the Company in December 2002.

Option Exercises and Holdings

      Employees and other individuals exercised options to acquire an aggregate of 5,000 shares in 2002. The following table sets forth information with respect to certain of our executives concerning the exercise of options during 2002 and unexercised options held as of the end of that year:

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options Held at		In-The-Money Options
			Fiscal Year-End(#)(1)		at Fiscal Year End($)(2)
	Shares Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Craig R. Smith, M.D.	—	$—	386,086	348,961	$—	$99,000
Andrew R. Jordan	—	—	176,172	131,669	—	49,500
John P. Brennan	—	—	179,529	119,585	—	39,600
Thomas C. Seoh	—	—	153,562	127,293	—	39,600
Nancy J. Linck, Ph.D.	—	—	63,908	107,759	—	39,600
David P. Wright (3)	—	—	75,000	—	—	—

(1)	Includes options granted in February 2003 relating to performance in 2002.

(2)	Total value of unexercised in-the-money options is based on the closing price of the common stock of $3.98 per share on December 31, 2002 minus the exercise price of the options.

(3)	Mr. Wright resigned from the Company in December 2002.

Employment Agreements

      Each of the executives listed in the above tables entered into a severance agreement with Guilford upon commencing employment. The severance provisions in these agreements entitle the executive to continuation of his or her then-current base salary for up to 12 months if we terminate his or her employment other than for cause. In the case of Dr. Smith, our President and Chief Executive Officer, the severance payments continue for up to 36 months. If the executive secures full-time employment during this 12-or 36-month period, we are no longer obligated to continue to make these severance payments. During the severance period, we also continue to provide health, life and disability insurance coverage to the executive.

      In 1998, we entered into additional severance agreements with our executives that apply if (1) we are subject to a “change in control” and (2) the executive’s employment is terminated other than for cause or the executive voluntarily resigns for “good reason.” Under these agreements, the executive is entitled to a lump-sum payment equal to two times the executive’s then-current annual base salary. In the case of Dr. Smith, the severance amount is three times his then-current base salary. We have also agreed to pay for certain “golden parachute” excise taxes the executive may be liable for under section 4999 of the Internal Revenue Code of 1986, as amended. In addition, we are obligated to continue to provide health, life and disability insurance coverage to the executive for two years or until the executive secures full-time employment elsewhere, whichever happens first.

      For purposes of these agreements, a “change in control” is deemed to have occurred if:

•	a third party or group of third parties becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 50% or more of our outstanding voting stock;

•	a third party or group of third parties acquires 30% or more of our voting stock but less than 50%, unless prior to the acquisition of these shares, the full Board by at least a two-thirds (2/3) vote specifically approves the acquisition and determines that the acquisition shall not trigger the severance payments; or

•	during any two-year period those individuals who at the beginning of this period make up the Board (“Original Directors”) along with any new directors elected or appointed during this period whose election or appointment resulted from a vacancy on the Board because of the retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds (2/3) of the Original Directors then still on the Board, cease for any reason to make up a majority of the Board.

      Under these agreements, an executive has “good reason” to resign if:

•	there is any proposed reduction in the executive’s base salary;

•	there is any reduction in the executive’s responsibilities or areas of supervision; or

•	the executive’s office is relocated outside the metropolitan area in which his or her office was located immediately prior to the change in control.

401(k) Retirement Savings Plan

      We adopted a 401(k) Plan effective January 1, 1994. We intend that this plan satisfy the tax qualification requirements of sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended. All employees, including the executives listed in the above tables, who are at least 21 years old are eligible to participate in the plan as of the first day of the calendar quarter following completion of three months of service. The 401(k) Plan permits participants to contribute up to a fixed dollar amount of their compensation, excluding fringe benefits, subject to certain limits set by section 402(g)(1) of the Internal Revenue Code, as amended. This limit was $11,000 in 2002. All amounts a participant defers under the 401(k) Plan vest immediately in the participant’s account. Any contributions we make to participant accounts vest over a four-year period based on the participant’s term of service with our Company. Starting January 1, 1997, we began making “matching contributions” in shares of our stock equal in value to fifty percent (50%) of the first six percent (6%) of an employee’s salary contributed to the employee’s 401(k) Plan account.

Employee Share Option and Restricted Share Plans

      We have adopted share option and restricted share plans for the benefit of our employees and certain other individuals who provide value to our Company. All of our full-time employees, including our executive officers, and certain other individuals, such as consultants, whose participation the Board of Directors determines is in our best interests as a corporation, are eligible to receive options or restricted shares of our stock under our employee share option and restricted share plans. All unvested options and restricted shares held by our employees vest in full upon a “change in control” as described in the Section entitled “Employment Agreements” above.

Key Person Life Insurance

      We own and are the beneficiaries of term life insurance policies each in the amount of $1,000,000 covering Dr. Smith and Messrs. Jordan and Brennan.

Compensation Committee Interlocks and Insider Participation

      Currently, Mr. Bunting, Ms. Greetham and Dr. Thompson serve on the compensation committee of our Board of Directors. These individuals served on the compensation committee during all of 2002 as well. None of these individuals is currently, or was during 2002, one of our officers or employees. In addition, none of theses individuals serves as a member of the Board of Directors or on the compensation committee of any company that has an executive officer serving on our Board of Directors or its compensation committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

       The Audit Committee of the Guilford Pharmaceuticals Inc. Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors, which was amended in February 2003, to comply with certain provisions of the Sarbanes-Oxley Act of 2002. During 2002, the Audit Committee met eight times and at each meeting held an executive session with the Company’s independent accountants. The members of the Committee are Ronald M. Nordmann (Chairman), Joseph R. Klein III and Joseph R. Chinnici. The Committee is responsible for, among other things, hiring, firing, compensating, overseeing and monitoring the independence of the Company’s independent accountants.

      The management of the Company is responsible for the Company’s internal controls and financial reporting process. KPMG LLP, the Company’s independent accounting firm, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to provide a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

      In connection with this responsibility, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and KPMG. The Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

      The Committee has received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG its independence.

      Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the year 2002 be included in the Company’s annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE Ronald M. Nordmann (Chairman) Joseph R. Klein, III Joseph R. Chinnici

INDEPENDENT PUBLIC ACCOUNTANTS

       KPMG LLP has been our independent auditor since our inception in 1993, and the Audit Committee has selected KPMG to continue to serve as our independent auditor in 2003. The audit committee of the Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Audit Fees

      KPMG billed us $133,000 for professional services provided in connection with the audit of our annual financial statements for the year 2002 and the review procedures of the financial statements included in our Forms 10-Q for the year 2002.

Financial Information Systems Design and Implementation Fees

      KPMG did not perform any financial information systems design or implementation services for us during the year 2002.

All Other Fees

      KPMG billed us $8,000 for all other professional services rendered for the year 2002. This amount consists of $4,000 for tax compliance services and $4,000 for transaction structuring services.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

       KPMG LLP, certified public accountants, has been our independent auditor since our inception in 1993. A member of the firm will be at the annual meeting and will be available to answer appropriate questions, or make a statement if he desires to do so.

      KPMG audited our 2002 consolidated financial statements. As part of their audit function, they also reviewed our 2002 annual report to stockholders and various filings with the Securities and Exchange Commission.

      Additionally, information about KPMG and the services they provide is included on page 24, under the caption “Independent Public Accountants.”

      If the stockholders do not ratify the appointment of KPMG as independent auditors for 2003, we will consider this adverse vote as a direction to the Audit Committee of our Board of Directors to consider the selection of other auditors for 2004. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, we contemplate that their appointment for 2003 will be permitted to stand unless our Audit Committee finds other good reason for making a change.

      The Board of Directors recommends that you vote “FOR” the ratification of KPMG as our independent auditors for 2003.

Stockholder Proposals

      In order for stockholder proposals to be properly brought before our 2004 annual meeting, our bylaws provide that written notice of the stockholder proposal must be received by our Corporate Secretary, Asher M. Rubin, at 6611 Tributary Street, Baltimore, Maryland 21224, at least 45 days before the date on which we mailed notice of the annual meeting of stockholders and proxy materials for the previous year’s annual meeting of stockholders. Assuming that next year’s Annual Meeting is to be held within 30 days of May 13, 2004, in order for a stockholder proposal to be properly brought before the 2004 Annual Meeting, we need to have received notice of the proposal no later than February 26, 2004. The deadline for stockholder proposals to be considered for inclusion in our proxy statement for our 2004 Annual Meeting is December 13, 2003. Proposals by facsimile will not be accepted.

      If our 2004 Annual Meeting is not held within 30 days of May 13, 2003, however, in order for a stockholder proposal to be properly brought before the 2004 Annual Meeting, our bylaws provide that we must receive the stockholder’s notice of the proposal no later than the close of business on the 10th day following the day on which we mail or make public disclosure of the date of the 2004 Annual Meeting.

Other Matters

      We know of no other items of business that may properly be brought before the meeting. If other items of business are properly brought before the meeting, the people named as proxies on the enclosed proxy card are also authorized to vote upon such matters utilizing their own discretion.

PROXIES AND VOTING AT THE MEETING

       Only common stockholders of record at the close of business on March 21, 2003 may vote at the meeting. Each share has one vote. There were 29,917,608 shares of common stock outstanding on that date.

      You must be present, or represented by proxy, at the annual meeting in order to vote your shares. Because many of our stockholders are unable to attend the meeting in person, we send proxy cards to all of our stockholders.

      Our Board of Directors is soliciting proxies to be voted at the annual meeting. We will bear the cost of soliciting these proxies. A proxy is a person you appoint to vote on your behalf. The Board of Directors is soliciting the designation of proxies so that all common shares may be voted at the annual meeting. In addition to the use of the mail, we may solicit proxies in person, by telephone, facsimile, wire or other electronic means. You will be designating Craig R. Smith, M.D. (Chairman of the Board, President and Chief Executive Officer), Andrew R. Jordan (Executive Vice President and Chief Financial Officer) and Asher M. Rubin (Vice President, Deputy General Counsel and Secretary) and any one of them as your proxies.

      Your proxy will vote according to the instructions you mark on your proxy card. If you complete and return your proxy card but do not indicate your vote on the specified matters, your proxy will vote “FOR” Items 1 and 2. Also, your proxy is authorized to vote, using his best judgment, on any other matters that properly come before the meeting.

      You may revoke your proxy at any time before your shares are voted at the annual meeting by (1) notifying our Corporate Secretary, Asher M. Rubin, in writing at 6611 Tributary Street, Baltimore, Maryland 21224, that you are revoking your proxy indicating your name and the number of shares held, (2) executing and delivering to our Corporate Secretary, at the above address, a later-dated proxy card, or (3) attending the annual meeting and voting in person by ballot.

      There are three steps to using your proxy card:

      1. Vote on each of the matters as follows:

•	ITEM 1. THE ELECTION OF DIRECTORS. The names of all the directors to be elected are listed on your proxy card. You have three options:

— OPTION 1. To vote for all directors, you check the box marked “FOR.”

— OPTION 2. To vote for some of the directors and against the rest, you should check the box marked “FOR ALL EXCEPT” and fill in the circle next to each nominee for which you wish to withhold your vote. You should NOT check the box marked “FOR.”

— OPTION 3. To abstain from voting for all directors (that is, not vote for or against any of the directors), you check the box marked “WITHHOLD AUTHORITY.”

•	ITEM 2. RATIFICATION OF OUR SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR 2003.

                You check the box “FOR,” or “AGAINST,” or “ABSTAIN.”

      2. Sign and date your proxy card. IF YOU DO NOT SIGN YOUR PROXY CARD, YOUR SHARES CANNOT BE VOTED.

      3. Mail your proxy card in the pre-addressed, postage-paid envelope.

REMEMBER TO CHECK THE BOX ON YOUR PROXY CARD IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

      Assuming that a quorum of stockholders is present at the meeting:

•	those directors who receive a plurality of the votes cast at the meeting will be elected, meaning those individuals nominated for the nine directorships who receive the highest number of votes cast will be elected, even if they receive less than a majority of the votes cast; and

•	the selection of our independent auditors will be ratified if a majority of the votes are cast for ratification.

      Broker non-votes, abstentions and withhold-authority votes DO NOT COUNT as votes cast.

      A quorum is the presence at the annual meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast. Because on March 21, 2003, there were 29,917,608 shares of common stock outstanding, 14,958,805 shares constitute a quorum for this meeting. Broker non-votes, abstentions and withhold-authority votes COUNT for purposes of determining a quorum.

      You may receive more than one proxy card if you have various accounts with us that are registered differently, perhaps in different names or different social security or federal tax identification numbers. You also may own shares indirectly through one or more brokers. Each of your brokers will send you a proxy card for these shares. You should vote on EACH PROXY CARD you receive and mail it to the address shown on the proxy card.

      If you vote by proxy, you do not need to fill out a ballot at the annual meeting, unless you want to change your vote.

By order of the Board of Directors,

Asher M. Rubin

Vice President, Deputy General Counsel and Secretary
April 11, 2003

Appendix A

GUILFORD PHARMACEUTICALS INC.

Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	Hire, fire, compensate, oversee (including resolution of disagreements between management and the independent auditor regarding financial reporting) and monitor the independence and performance of the Company’s independent auditors;

•	Approve in advance all audit services and permissible non-audit services, as set forth in Section 202 of the Sarbanes – Oxley Act of 2002;

•	Ensure an adequate level of communication is established and maintained among the independent auditors, management, and the Board of Directors (including the Audit Committee); and

•	Establish and implement procedures for confidential communications for “whistleblowers” and others with accounting concerns, as set forth in Section 301 of the Sarbanes – Oxley Act of 2002.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

II. Audit Committee Composition and Meetings

      The Audit Committee shall have at least three members and be comprised of solely independent directors, each of whom (1) (a) is regarded as independent as the term is defined in Section 3.7 of the Company’s bylaws, (b) meet the criteria for independence set forth in Section 301 of the Sarbanes – Oxley Act of 2002, and (c) does not own or control 20% or more of the Company’s voting securities, or such lower percentage as may be established by the SEC in rulemaking under Section 302 of the Sarbanes – Oxley Act of 2002; and (2) must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement (or will become able to do so within a reasonable time after his or her appointment to the Audit Committee).

      In addition to the foregoing requirements for Audit Committee members, one member of the Audit Committee shall be regarded as a financial expert by the full Board of Directors. In order to be regarded as a financial expert, the Board must determine that the director possesses the following five attributes: (1) an understanding of generally accepted accounting principles (GAAP) and financial statements; (2) experience applying GAAP in connection with the accounting estimates, accruals, and reserves that are generally comparable to the estimates, accruals and reserves, if any, used in the Company’s financial statements; (3) experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the Company’s financial statements; (4) experience with internal controls and procedures for financial reporting; and (5) and understanding of audit committee functions. The board must also conclude that the director acquired these attributes through his or her (i) education and experience as a public accountant or auditor or as a principal financial officer, controller or principal accounting officer of a public company, (ii) experience in one or more positions that involve the performance of similar functions, or (iii) service in one or more positions that results, in the judgment of the Board of Directors, in the director having similar expertise and experience.

      Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. In the absence of a contrary designation, the Secretary of the Company shall serve as secretary of the Committee.

      The Committee shall meet not less than four times per year and may meet more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. At each meeting of the Audit Committee at which a representative of the Company’s independent auditors are present (which shall not be fewer than four times per year), the Committee shall meet privately in executive session with the Company’s independent auditors. To the extent necessary, but no fewer than once per year, the Committee shall meet privately in executive session with Company management and by itself and at such meetings shall discuss any matters that the Committee, Company management or the independent auditors believes should be discussed.

III. Audit Committee Responsibilities and Duties

      The Audit Committee shall:

          Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with the Securities and Exchange Commission (SEC) regulations.

2.	Review the Company’s annual audited financial statements prior to the Company’s filing of Form 10-K with the SEC. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments affecting the financial statements.

3.	In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors, together with management’s responses.

4.	Review with financial management and the independent auditors the financial information included in the Company’s 10-Q prior to the Company’s filing of such report each quarter with the SEC. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with

SAS 61 established by the AICPA (SAS 61). The Chair of the Committee (or his designee) may represent the entire Audit Committee for purposes of this review.

          Independent Auditors

5.	Obtain a written report, which discloses all relationship with the Company, which the independent auditors believe may impact their independence and objectivity, and review and discuss with the independent auditors all significant relationships identified that could impair the auditors’ independence.

6.	Annually review the performance of the auditors and discuss with the Board of Directors the appointment of such independent auditors or the discharge of the auditors if circumstances warrant.

7.	Review and approve any fees paid to the independent auditors. Such review and approval may be performed annually in conjunction with the auditors’ required report under SAS 61.

8.	Review the independent auditors audit plan – discuss scope, staffing, locations, reliance upon management, internal audit activities, if any, and general audit approach.

9.	Discuss with and consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

          “Internal Audit” Activities and Legal Compliance

10.	At least annually, discuss the necessity or desire to have performed certain limited-scope “internal audit” activities. The Audit Committee would have the authority to engage an independent firm or designate management to have such activities to be undertaken, then review the results of such activities and discuss with management the implications of such results and the need for any proposed changes or follow-up.

11.	At least annually review with the Company’s outside general counsel, any legal matters that could have a significant impact on the organization’s financial statements, their understanding of the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

          Other Audit Committee Responsibilities

12.	Prepare its annual report to shareholders for inclusion in the Company’s annual proxy statement as required by the SEC.

13.	Perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

14.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

IV. Limitations on Audit Committee Responsibilities and Duties

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and independent auditors or to assure compliance with laws and regulations and the Company’s Code of Business Conduct.

ANNUAL MEETING OF STOCKHOLDERS OF

GUILFORD PHARMACEUTICALS INC.
May 13, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election of directors to serve on the Company’s Board of Directors for a term of one year and until their		FOR	AGAINST	ABSTAIN
successors are elected and qualied;	2. The ratifcation of the selection of KPMG LLP as	☐	☐	☐
the Company’s independent auditor for 2003; and
NOMINEES:
☐FOR ALL NOMINEES mCraig R. Smith, M.D.
mGeorge L. Bunting, Jr.	3. Such other business that may properly come
☐WITHHOLD AUTHORITY mJoseph R. Chinnici	before the meeting.
FOR ALL NOMINEES mBarry M. Fox
mElizabeth M. Greetham	If you receive more than one proxy card, please sign and return all cards in the
☐FOR ALL EXCEPT mJoseph R. Klein, III	accompanying envelope.
(See instructions below) mRonald M. Nordmann
mSolomon H. Snyder, M.D.
mW. Leigh Thompson, M.D.	PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE CORPORATION TO ADDITIONAL EXPENSE

INSTRUCTION:To withhold authority to vote for any individual nominee(s), mark “FOR ALL
EXCEPT”and fill in the circle next to
each nominee you wish to withhold,
as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ___________________ Date: _________ Signature of Stockholder ___________________ Date: _________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GUILFORD PHARMACEUTICALS INC.

REVOCABLE PROXY

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2003
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of GUILFORD PHARMACEUTICALS INC. (the “Corporation”) hereby appoints Craig R. Smith, M.D., Andrew R. Jordan and Asher M. Rubin, or any of them, as attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them, to act in the absence of the other and to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, May 13, 2003 at 10:00 a.m. (Eastern time) at the Corporation’s research and development facility located at 6411 Beckley Street, Baltimore, Maryland 21224, and at any adjournments or postponements thereof, in respect of all shares of the Common Stock of the Corporation which the undersigned may be entitled to vote, on the following matters:

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.

     The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 11, 2003 and the 2002 Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

(Continued and to be signed on the reverse side)

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